Exhibit 99.1

Press Release

Release Date:	September 29, 2020	Contact:	Jack E. Rothkopf
	At 8:30 a.m. EST		Chief Financial Officer
(215) 755-1500

PRUDENTIAL BANCORP, INC. ANNOUNCES UPDATED
LOAN DEFERRAL INFORMATION

Philadelphia, Pennsylvania (September 29, 2020) – Prudential Bancorp, Inc. (the “Company”) (Nasdaq:PBIP), the holding company for Prudential Bank (the “Bank”), announced updated loan deferral information which includes a substantial decrease in the amount of loans on temporary deferral compared to June 30, 2020. As of September 15, 2020, loan deferrals totaled approximately $4.9 million, or 0.7%, of total loans as of such date compared to approximately $149.7 million, or 21.6%, of total loans on deferral at June 30, 2020. The loans still on deferral at September 15, 2020 consisted of six commercial loans, four of which with an aggregate principal balance of approximately $644,000 were still in the first 90 day deferral period. Of the six loans still on deferral, two are participation interests totaling approximately $4.3 million for which the Bank is not the lead lender, and which relate to one borrowing relationship.  The four remaining loans are all related to one borrowing relationship. All the loans which are no longer on temporary deferral are current in their loan payments.

Dennis Pollack, President and CEO, commented, “While we remain committed to supporting customers during these challenging economic times, we are pleased by the significant reduction in borrowers needing relief. The limited demand for second deferral requests reflects, we believe, the quality of our customer base, our process-driven approach to credit risk management and our dedication to conservative underwriting standards.”

About Prudential Bancorp, Inc.:

Prudential Bancorp, Inc. is the holding company for Prudential Bank. Prudential Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as nine additional full-service financial centers, seven of which are in Philadelphia, one in Drexel Hill, Delaware County, and one in Huntingdon Valley, Montgomery County, Pennsylvania.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to the Company. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission (“SEC”) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations as well as its impact on general economic conditions; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loan, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including the “Risk Factors” section in its most recent Annual Report on Form 10-K for the year ended September 30, 2019, as supplemented by its Form 10-Q for the quarter ended March 31, 2020 and as may be further supplemented by quarterly or other reports subsequently filed with the SEC.

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